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                                                                   EXHIBIT 10.03

                              AGREEMENT OF PURCHASE

                                 BY AND BETWEEN

                             2350 NORTH BELT, L.P.,

                          A GEORGIA LIMITED PARTNERSHIP

                                    AS SELLER

                                       AND

                           TRIPLE NET PROPERTIES, LLC,

                      A VIRGINIA LIMITED LIABILITY COMPANY

                                  AS PURCHASER

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         THIS AGREEMENT is made and entered into this ______ day of January,
2004, by and between 2350 NORTH BELT, L.P., a Georgia limited partnership ("SELLER"), and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company ("PURCHASER").

         1. SALE. Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, for the purchase price set forth below, and on the terms and conditions set forth in this Agreement, the Project (as hereinafter defined), including the building containing approximately 155,230 net rentable square feet, which building is leased to Tenants (hereinafter defined) for office purposes (the "BUILDING"). The Building is commonly known as 2350 North Belt East. For purposes of this Agreement: the term, "PROJECT" shall be deemed to mean, on a collective basis; (a) the parcels of land described in EXHIBIT A, attached hereto (the "LAND"), together with all rights, easements and interests of Seller appurtenant thereto including, but not limited to, any streets or other public ways adjacent to said Land and any water or mineral rights owned by, or leased to, Seller; (b) all improvements located on the Land, including, but not limited to, the Building, and all other structures, systems, and utilities associated with, and utilized by Seller in, the ownership and operation of the Building (all such improvements being collectively referred to as the "IMPROVEMENTS"); (c) all, if any, personal property owned by Seller and located on or in the Land or Improvements or used in connection with the operation and maintenance of the Project (the "PERSONAL PROPERTY"), including, without limitation, all fixtures and other built-in improvements and equipment necessary to operate the Project; (d) all, if any, building materials, supplies, hardware, carpeting and other inventory owned by Seller and maintained in connection with Seller's ownership and operation of the Project (the "INVENTORY"); (e) all, if any, development rights and entitlements and other intangible property owned by Seller and used in connection with the foregoing, including any website relating to the Property and the name "2350 North Belt East" (the "INTANGIBLE PERSONAL PROPERTY"); and (f) Seller's interest in all Leases (defined below) and other agreements, warrantees and guarantees (hereinafter referred to collectively as the "CONTRACTS") to occupy all or any portion of the Project that are in effect on the Contract Date (defined below) or into which Seller enters prior to Closing (defined below), and pursuant to the terms of this Agreement.

         2. PURCHASE PRICE. The total purchase price to be paid to Seller by Purchaser for the Project shall be THIRTEEN MILLION THREE HUNDRED THOUSAND and 00/100 Dollars ($13,300,000.00) (the "PURCHASE PRICE"). Provided that all conditions precedent to Purchaser's obligations to close as set forth in this Agreement ("CONDITIONS PRECEDENT") have been satisfied and fulfilled or waived by Purchaser, the Purchase Price shall be paid to Seller at Closing, plus or minus prorations and other adjustments hereunder including all Earnest Money (hereinafter defined) credited against the Purchase Price, by federal wire transfer of immediately available funds.

         3. CLOSING. The purchase and sale contemplated herein shall be consummated at a closing ("CLOSING") to take place by mail and escrow with the Title Company (defined below) or a location as otherwise agreed by the parties. The Closing shall occur on or before 2:00 PM, local Texas time, on the twenty-first (21st) day after the Approval Date (defined below), or at such other time as the parties may agree upon in writing (the "CLOSING DATE"). The Closing shall be effective as of 12:01 A.M. on the Closing Date. Notwithstanding the foregoing, the risk of loss of all or any portion of the Project shall be borne by Seller up to and including the actual

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time of the Closing, and thereafter by Purchaser, subject, however, to the terms and conditions of SECTION 16 below.

         4.       EARNEST MONEY.

                  4.1 ESCROWEE. The Earnest Money Deposit (as defined below) shall be deposited with Commonwealth Land Title Insurance Company (Attention: Michelle Mesh) (the "ESCROWEE"). Any escrow agent receiving funds or documents is authorized and agrees by acceptance thereof to promptly deposit and to hold same in escrow and to disburse same subject to clearance thereof in accordance with the terms and conditions of this Agreement. Failure of the clearance of funds shall not excuse performance by the depositor. In the event a party to this Agreement provides written notice of dispute to Escrowee as to the disbursement of monies hereunder, the Escrowee shall continue to hold the monies which are the subject of this escrow until receipt of written instructions from both Purchaser and Seller directing it as to what to do with such funds or a judgment of a court of competent jurisdiction shall determine the rights of the parties hereto, or it may deposit all of the monies then held pursuant to this Agreement with any court of competent jurisdiction located in Houston, Texas.
In the event of doubt as to its duties or liabilities under the provisions of this Agreement, the Escrowee may, in its sole discretion, continue to hold the monies which are the subject of this escrow until receipt of written instructions from both Purchaser and Seller directing it as to what to do with such funds or a judgment of a court of competent jurisdiction shall determine the rights of the parties thereto, or it may deposit all of the monies then held pursuant to this Agreement with any court of competent jurisdiction located in Houston, Texas, which court shall have jurisdiction of the dispute, and upon notifying all parties concerned of such action, all liability on the part of the Escrowee shall fully terminate, except to the extent of accounting for any monies theretofore delivered out of escrow. In the event of any suit wherein the Escrowee is made a party by virtue of acting as such Escrowee hereunder, or in the event of any suit wherein Escrowee interpleads the subject matter of this escrow, the Escrowee shall be entitled to recover reasonable attorneys' fees and costs incurred through all levels of proceedings, said fees and costs to be charged and assessed as court costs in favor of the prevailing party. Except for the willful misconduct or gross negligence of the Escrowee, all parties agree that the Escrowee shall not be liable to any party or person whomsoever from misdelivery to Purchaser or Seller of monies subject to this escrow, unless such misdelivery shall be due to willful breach of this Agreement or gross negligence on the part of Escrowee. This SECTION 4.1 shall survive the Closing.

                  4.2 EARNEST MONEY DEPOSIT. On the date of the full execution and delivery of this Agreement (which date is set forth on the signature page hereof and is referred to herein as the "CONTRACT DATE,") Purchaser shall deposit into the Escrow, in accordance with the terms of SECTION
4.1 above, and as its initial earnest money deposit, the sum of ONE HUNDRED THOUSAND Dollars ($100,000.00). In addition, unless Purchaser terminates this Agreement pursuant to SECTION 6.1.2 prior to the end of the Inspection Period, Purchaser shall deposit into the Escrow within three (3) days after the Approval Date, in accordance with the terms of SECTION 4.1 above, and as its additional earnest money deposit, the sum of ONE HUNDRED FIFTY THOUSAND Dollars ($150,000.00). The initial $100,000 earnest money and, to the extent required to be paid hereunder, the additional $150,000 of earnest money, together with all interest earned thereon while held in Escrow, are collectively referred to as the "EARNEST

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MONEY". At Closing, the Earnest Money shall be delivered to Seller and credited against the Purchase Price.

         5. SELLER'S DELIVERIES. Seller has previously delivered to Purchaser the documents listed as "SELLER'S DELIVERIES" on EXHIBIT B, attached hereto, and shall make available to Purchaser and its agents during reasonable hours at Seller's offices or the Property all other documents, contracts, information, Records (as hereinafter defined) and exhibits pertinent to this transaction and in Seller's possession.

         6.       INSPECTION PERIOD.

                  6.1      BASIC PROJECT INSPECTION.

                           6.1.1    At all tunes prior to Closing, including
times following the "INSPECTION PERIOD" (which Inspection Period is defined to be the period which begins on the Contract Date and ends at 5:00 P.M., local Atlanta time on the thirtieth (30th) day after the Contract Date), Purchaser, its agents and representatives, after providing written notice to the Seller not less than three (3) days in advance, shall be entitled to conduct an inspection of the Project, which includes the rights to: (i) enter upon the Land and Improvements, on reasonable notice to Seller, to perform inspections and tests of the Project, including, but not limited to, inspection, evaluation and testing of the heating, ventilation and air-conditioning systems and all components thereof, all structural and mechanical systems within the Improvements, including, but not limited to, sprinkler systems, and Personal Property; (ii) examine and copy any and all books, records, correspondence, financial data, Leases, and all other documents and matters, public or private, maintained by Seller or its agents, relating to receipts and expenditures pertaining to the Project for the period of time in during which the Seller owned the Project (collectively, the "RECORDS"); (iii) make investigations with regard to zoning, environmental building, code and other legal requirements;
(iv) make or obtain market studies and real estate tax analyses; and (v) upon not less than three (3) days prior notice to Seller, interview any tenants ("TENANTS") listed on the Rent Roll (as defined in EXHIBIT B) provided to Purchaser by Seller with respect to its current and prospective occupancy at the Project. Seller shall have the right, but not the obligation, to accompany Purchaser, or Purchaser's agents or representatives, on all inspections and/or tenant interviews conducted.

                           6.1.2    If, at any time during the Inspection
Period, Purchaser, in its sole and absolute discretion, determines that the results of any inspection, test or examination do not meet Purchaser's criteria for the purchase, financing or operation of the Project in the manner contemplated by Purchaser, or if the information disclosed does not otherwise meet Purchaser's investment criteria or underwriting for any reason whatsoever, or if Purchaser, in its sole discretion, otherwise determines that the Project is unsatisfactory to it, then subject to SECTION 6.3, Purchaser may terminate this Agreement by delivering written notice to Seller, with a copy to Escrowee, not later than the last day of the Inspection Period (the "APPROVAL DATE"), stating that Purchaser has elected to terminate the Agreement pursuant to this
SECTION 6.1. Upon such termination as a result of Purchaser giving Seller the termination notice, the provisions of SECTION 24.7 governing a permitted termination by Purchaser shall apply.

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                  6.2      ENVIRONMENTAL ASSESSMENT. During the Inspection
Period, Purchaser and Purchaser's agent(s) shall each have the right to employ one or more environmental consultants or other professional(s) to perform or complete a so-called "Phase I" environmental inspection and assessment, (the "ASSESSMENT"), of the Project, and Seller acknowledges and consents to such Assessment. Purchaser and its consultants shall also have the right to undertake or complete a technical review of all documentation, reports, plans, studies and information in possession or control of Seller, or its past or present environmental consultants, concerning or in any way related to the environmental condition of the Project.

                  6.3 PURCHASER'S UNDERTAKING. Purchaser hereby covenants and agrees that it shall cause all studies, investigations, interviews and inspections performed at the Project pursuant to this SECTION 6 to be performed in a manner that does not unreasonably disturb or disrupt the tenancies or business operations of the Project's Tenants. In the event that, as a result of Purchaser's exercise of its rights under this SECTION 6, any damage occurs to the Project, then Purchaser shall promptly repair such damage at Purchaser's sole cost and expense. Purchaser hereby indemnifies, protects, defends and holds Seller harmless from and against any and all losses, damages, claims, causes of action, judgments, damages, costs and expenses that Seller suffers or incurs as a result of the right of inspection granted under this SECTION 6. Notwithstanding anything contained herein to the contrary, Purchaser's obligations under this SECTION 6.3 shall survive the Closing and any termination of this Agreement.

                  6.4 AS-IS SALE. PURCHASER ACKNOWLEDGES THAT PURCHASER IS EXPERIENCED IN THE ACQUISITION, OWNERSHIP AND OPERATION OF REAL PROPERTY SIMILAR TO THE PROJECT. PURCHASER ACKNOWLEDGES THAT, EXCEPT FOR SELLER'S EXPRESS COVENANTS, REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND/OR IN THE DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLER AT CLOSING, PURCHASER IS FULLY RELYING ON PURCHASER'S (OR PURCHASER'S REPRESENTATIVES') INSPECTIONS, EXAMINATIONS AND EVALUATIONS OF THE PROJECT AND NOT UPON ANY STATEMENTS (ORAL OR WRITTEN) WHICH MAY HAVE BEEN MADE OR MAY BE MADE (OR PURPORTEDLY MADE) BY SELLER OR ANY OF ITS REPRESENTATIVES, AGENTS OR ATTORNEYS. WITHOUT LIMITING THE EFFECTIVENESS OF SELLER'S EXPRESS COVENANTS, REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND/OR IN THE DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLER AT CLOSING, PURCHASER ACKNOWLEDGES THAT PURCHASER HAS (OR PURCHASER'S REPRESENTATIVES HAVE), OR PRIOR TO THE CLOSING DATE WILL HAVE, THOROUGHLY INSPECTED AND EXAMINED THE PROJECT TO THE EXTENT DEEMED NECESSARY BY PURCHASER IN ORDER TO ENABLE PURCHASER TO EVALUATE THE CONDITION OF THE PROJECT AND ALL OTHER ASPECTS OF THE PROJECT (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION OF THE PROJECT), AND PURCHASER ACKNOWLEDGES THAT, EXCEPT FOR SELLER'S EXPRESS COVENANTS, REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND/OR IN THE DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLER AT CLOSING, PURCHASER IS RELYING SOLELY UPON ITS OWN (OR ITS REPRESENTATIVES') INSPECTION, EXAMINATION AND EVALUATION OF THE PROJECT AND IS QUALIFIED TO MAKE SUCH INSPECTION, EXAMINATION AND

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EVALUATION. AS A MATERIAL PART OF THE CONSIDERATION OF THIS AGREEMENT AND THE
PURCHASE OF THE PROJECT, PURCHASER HEREBY AGREES TO ACCEPT THE PROJECT ON THE CLOSING DATE IN ITS "AS IS, WHERE IS" CONDITION, WITH ALL FAULTS AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT AND/OR IN THE DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLER AT CLOSING, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW. WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, THE PARTIES AGREE THAT, EXCEPT FOR SELLER'S EXPRESS COVENANTS, REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND/OR IN THE DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLER AT CLOSING, THE SALE OF THE PROJECT IS WITHOUT ANY WARRANTY, AND THAT SELLER HAS MADE NO, AND EXPRESSLY AND SPECIFICALLY DISCLAIMS ANY AND ALL, REPRESENTATIONS, GUARANTIES OR WARRANTIES, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW OR RELATING TO THE PROJECT, INCLUDING, WITHOUT LIMITATION, OF OR RELATING TO: (A) THE OWNERSHIP, USE, INCOME, POTENTIAL, EXPENSES, OPERATION, CHARACTERISTICS OR CONDITION OF THE PROJECT OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF SUITABILITY, HABITABILITY, MERCHANTABILITY, DESIGN OR FITNESS FOR ANY SPECIFIC PURPOSE OR A PARTICULAR PURPOSE; (B) THE NATURE, MANNER, OR CONDITION (PHYSICAL, STRUCTURAL OR OTHERWISE) OF THE PROJECT, OR THE SURFACE OR SUBSURFACE THEREOF, WHETHER OR NOT OBVIOUS, VISIBLE OR APPARENT; (C) THE ENVIRONMENTAL CONDITION OF THE PROJECT AND THE PRESENCE OR ABSENCE OF OR CONTAMINATION BY HAZARDOUS MATERIALS, OR THE COMPLIANCE OF THE PROJECT WITH ALL REGULATIONS OR LAWS PERTAINING TO HEALTH OR THE ENVIRONMENT, INCLUDING, BUT NOT LIMITED TO, ANY ENVIRONMENTAL LAWS, RULES, REGULATIONS, ORDINANCES OR OTHER ENVIRONMENTAL REQUIREMENTS; AND (D) THE SOIL CONDITIONS, DRAINAGE, FLOODING CHARACTERISTICS, UTILITIES OR OTHER CONDITIONS EXISTING IN, ON OR UNDER THE PROJECT. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT.

         7.       TITLE AND SURVEY MATTERS.

                  7.1 CONVEYANCE OF TITLE. At Closing, Seller agrees to deliver to Purchaser a special warranty deed ("SPECIAL WARRANTY DEED"), in recordable form, conveying the Project to Purchaser free and clear of all liens, claims and encumbrances except for the Permitted Exceptions (as hereinafter defined).

                  7.2 TITLE COMMITMENT. Not later than ten (10) days before the Approval Date, Seller shall, at its sole cost and expense, deliver to Purchaser a commitment (the "TITLE COMMITMENT"), issued by Partners Title Insurance Company (the "TITLE COMPANY"), for an owner's title insurance policy (the "TITLE POLICY") in the fall amount of the Purchase Price, showing indefeasible title to the Project in Seller, together with copies of all recorded documents evidencing title exceptions raised in Schedule B of the Title Commitment. The TITLE POLICY will specifically exclude the additional premium for the deletion of the survey exception, which

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premium shall be paid by the Purchaser should Purchaser request such deletion.
Should the Title Commitment indicate the presence of any matters that do or could adversely affect the value or marketability of title to such Project, with marketability being defined as title which is insurable at the regular rates of a national title insurance company at its regular rates, such matters shall be considered "DEFECTS," and the provisions set forth in SECTION 7.4 below shall apply.

                  7.3 SURVEY. Seller shall, at its sole cost and expense, obtain during the Inspection Period, an as-built survey of the Project (the "SURVEY"), prepared by a surveyor duly registered in the State of Texas and reasonably acceptable to Purchaser and the Title Company, and certified by said surveyor as having been prepared in accordance with the most currently available minimum detail and classification requirements of the land survey standards of the American Land Title Association and containing a certification acceptable to the Title Company to delete the standard title exception for matters of survey. The Survey shall be certified to Purchaser and its assigns, Purchaser's designated lender(s), if any, to Seller and the Title Company. Not less than two copies of the Survey shall be delivered to Purchaser at least ten (10) days prior to the expiration of the Inspection Period.

                  7.4 DEFECTS AND CURE. The items described in SECTION 7.2 AND 7.3 are collectively referred to as "TITLE EVIDENCE." If the Title Evidence discloses any Defects that render the title unmarketable, as defined above, then Purchaser may, on or before the tenth (10th) day after the delivery of the Title Evidence, deliver a notice (each a "NOTICE OF TITLE OBJECTION") to Seller specifying any Defect that is discovered by Purchaser and that renders title unmarketable, as defined above. Upon receipt of a Notice of Title Objection, Seller's obligations to cure Defects shall be set forth below:

                           7.4.1    MANDATORY CURE ITEMS. Seller shall be
obligated to take all steps; spend all necessary funds; institute and prosecute any action or proceeding; and otherwise take any and all steps and measures to cure or remove the following Defects (the "MANDATORY CURE ITEMS"): (a) liens securing a mortgage, deed of trust or trust deed entered into by Seller, its members, partners or shareholders (collectively "SELLER PARTIES"); (b) any lien, encumbrance, covenant, easement or restriction arising as a result of, due to, or because of, any willful or intentional act of any or all of Seller or the Seller Parties, which act or omission occurs after the end of the Inspection Period; (c) judgment liens, tax liens or broker's liens against any or all of Seller and the Seller Parties; and (d) any mechanics liens that are based upon a written agreement between the claimant and any or all of Seller and the Seller Parties. Prior to Closing, Seller shall cause such Mandatory Cure Items to be cured, removed from the Title Evidence, or otherwise insured over by the Title Company in a manner reasonably acceptable to Purchaser. Notwithstanding anything to the contrary set forth herein, if, prior to Closing, Seller fails to so cure or remove all Mandatory Cure Items, then Purchaser may either (1) terminate this Agreement by written notice to Seller, in which event the provisions of SECTION
24.7 governing a permitted termination by Purchaser shall apply; or (2) elect to proceed to close with title to the Project as it then is, with the right to deduct from the Purchase Price a sum equal to the aggregate amount necessary to cure or remove (by endorsement or otherwise) the Mandatory Cure Items.

                           7.4.2    OTHER DEFECTS. Seller may advise Purchaser
in writing ("SELLER'S CURE NOTICE") within three (3) business days after Purchaser delivers any Notice of Title Objection, which (if any) of the Defects (the "OTHER DEFECTS") that are not Mandatory Cure

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Items specified in the applicable Notice of Title Objection that Seller is willing to cure (the "SELLER'S CURE ITEMS"). Seller shall be obligated to take all steps; spend all necessary funds; institute and prosecute any action or proceeding; and otherwise take any and all steps and measures to cause the Seller's Cure Items to be cured, removed from the Title Evidence, or otherwise insured over by the Title Company in a manner reasonably acceptable to Purchaser prior to the Closing. In the event, on or before the Closing, Seller fails to cause the Seller's Cure Items to be cured, removed from the Title Evidence, or otherwise insured over by the Title Company in a manner reasonably acceptable to Purchaser, then Purchaser may either (a) terminate this Agreement by written notice to Seller, in which event the provisions of SECTION 24.7 governing a permitted termination by Purchaser shall apply; or (b) elect to proceed to close with title to the Project as it then is, with the right to deduct from the Purchase Price a sum equal to the total amount necessary (up to a maximum aggregate amount of $25,000) to cure or remove (by endorsement or otherwise) the Seller Cure Items. In the event that Seller fails to timely deliver a Seller's Cure Notice before the end of the Inspection Period or in the event that Seller's Cure Notice delivered on or before the end of the Inspection Period does not include each and every Other Defect specified in each Notice of Title Objection, then Purchaser may elect either (A) to terminate this Agreement by written notice to Seller prior to the later of the end of the Inspection Period, or the third (3rd) day after Purchaser's receipt of Seller's Cure Notice or the last date Seller could deliver, the Seller's Cure Notice, in which event the provisions of SECTION 24.7 governing a permitted termination by Purchaser shall apply, or (B) proceed to close, accepting Title to the Project subject to all Other Defects arising prior to the end of the Inspection Period and not included in Seller's Cure Notice. In the event that Seller's Cure Notice does not include each and every Other Defect that first arises after the end of the Inspection Period and specified in a Notice of Title Objection, then, at or prior to Closing, Purchaser may elect either (A) to terminate this Agreement by written notice to Seller, in which event the provisions of SECTION 24.7 governing a permitted termination by Purchaser shall apply, or (B) proceed to close, accepting Title to the Project subject to (x) all Other Defects arising prior to the end of the Inspection Period and not included in Seller's Cure Notice, and
(Y) those Other Defects that first arises after the end of the Inspection Period that are not included in Seller's Cure Notice. For purposes hereof, the term "PERMITTED EXCEPTIONS" shall mean all liens, claims, encumbrances, restrictions, covenants, conditions, matters or exceptions to title that are not objected to by Purchaser in a Notice of Title Objection or which are objected to by Purchaser but with respect to which Purchase has elected or has been deemed to have elected to proceed to close without cure as to such Other Defects.

         8.       REPRESENTATIONS AND WARRANTIES.

                  8.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller warrants and represents that, to the best of Seller's knowledge and belief, the following statements are true and correct in all material respects as of the Contract Date:

                           8.1.1    TAXES. Any and all real and personal
property taxes owed by Seller on or relating to the Project for years prior to the year of Closing will have been paid in full.

                           8.1.2    BILLS. Except as otherwise pro-rated at
Closing, all bills for work done or material furnished by or at the request of Seller to or for the improvement of the Land and the Improvements will have been paid in full, or provision made for payment, such that no

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lien therefore, whether statutory or common law, may properly be filed or enforced against the Project.

                           8.1.3    CONDEMNATION. Seller has received no written
notice from any Governmental Authority that there is any pending or threatened eminent domain proceeding by virtue of which any portion of the Project or Improvements will be taken.

                           8.1.4    PARTIES IN POSSESSION. Seller has not
entered into any written or oral agreements granting to any person or entity possession of any portion of the Land or Improvements except Seller and lessees under lease agreements (herein referred to as the "LEASES") which are listed in the Certified Rent Roll. True and complete copies of the Leases and all amendments thereto will be exhibited to Purchaser during the Inspection Period.

                           8.1.5    JUDGMENTS. There are no judgments, orders or
stipulations affecting Seller or the Project and, there are no legal actions, suits or other legal or administrative proceedings pending or threatened which will affect the Project or the Seller.

                           8.1.6    CONTRACT RIGHTS. Seller has not granted any
person, firm, corporation or other entity (except Purchaser) any contract, option or right to acquire the Project which remains outstanding or in effect as of the date hereof.

                           8.1.7    SERVICE CONTRACTS. Seller has not entered
into any Contracts relating to management, leasing, service, supply or maintenance of the Project which are applicable to or affect the Project except those which will be exhibited to Purchaser during the Inspection Period. To Seller's Knowledge, there are no violations by Seller under the Contracts, and there are no violations by the other parties to the same, except for those, if any, that have been disclosed to Purchaser.

                           8.1.8    TITLE MATTERS. From and after the end of the
Inspection Period, Seller will not, without Purchaser's prior written consent, intentionally create or suffer the imposition of record of any encumbrance or matter affecting title to the Land or Improvements other than new or amended leases.

                           8.1.9    COMMISSIONS. All commissions due on or
before the date hereof from Seller and tenant improvement costs due from Seller in connection with the Leases have been paid in full by Seller. Purchaser understands that it shall be responsible for all commissions and tenant improvement costs in connection with any renewal, extension, or expansion under the Leases on or after the Closing, as well as its proportionate share of all such costs under Leases entered into between the Contract Date and the Closing Date, as provided in SECTION 14.3 below.

                           8.1.10   ENVIRONMENTAL REPORTS. Except as disclosed
in the environmental site assessments previously delivered to Purchaser, Seller has received no written notice that the Land does not comply with any environmental laws, and Seller has no other knowledge of violations of environmental laws.

                           8.1.11   AUTHORITY. Seller is a limited partnership
duly formed and validly existing under the laws of the State of Georgia. The execution and delivery of this Agreement by Seller, and the performance of this Agreement by Seller, have been duly authorized by Seller,

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and this Agreement is binding on Seller and enforceable against Seller in accordance with its terms. No consent of any creditor, investor, judicial or administrative body, Governmental Authority, or other governmental body or agency, or other party to such execution, delivery and performance by Seller is required and has not been obtained. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a breach of, default under, or acceleration of, any agreement to which Seller is a party or by which Seller or the Project are bound; or (ii) violate any restriction, court order, agreement or other legal obligation to which Seller and/or the Project is subject.

                           8.1.12   UNITED STATES PERSON. Seller is a "United
States Person" within the meaning of SECTION 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and shall execute and deliver an "Entity Transferor" certification at Closing.

                           8.1.13   EMPLOYEES. Purchaser shall have no
obligation to employ or continue to employ any individual employed by Seller or its affiliates in connection with the Project.

                           8.1.14   LIENS. There are no unpaid bills, claims, or
liens in connection with any construction or repair by Seller at the Project except for those that will be paid in the ordinary course of business prior to Closing or which have been bonded over or the payment of which has otherwise been adequately provided for to the satisfaction of Purchaser.

                           8.1.15   RENT ROLL AND LEASES. To Seller's Knowledge
the information in the Rent-Roll is true, correct, and complete in all material respects. Seller has or will Pursuant to Paragraph 5 deliver to Purchaser true, accurate and complete copies of all of the Leases, and to Seller's Knowledge there are no leases, subleases, licenses, occupancies or tenancies in effect pertaining to any portion of the Land, and no persons, tenants or entities occupy space in the Land, except as stated in the Rent Roll. To Seller's Knowledge, there are no options or rights to renew, extend or terminate the Leases or expand any Lease premises, except as shown in the Leases. Neither Seller nor, to Seller's Knowledge, any Tenant is in default of any material obligation under its Lease. Seller has no obligation to any Tenant under the Leases to further improve such Tenant's premises or to grant or allow any rent or other concessions. No rent or other payments have been collected by Seller in advance for more than one (1) month and no rents or other deposits are held by Seller, except the security deposits described on the Rent Roll and rent for the current month.

                           8.1.16   OPERATING STATEMENTS. The operating
statements furnished to Purchaser in connection with or pursuant to this Agreement (a) accurately reflect the financial condition of the Project as of the date thereof in all material respects and (b) do not fail to state any material liability, contingent or otherwise, or any other facts the omission of which would be misleading.

                           8.1.17   STATUTORY VIOLATIONS. Seller has not
received any written notice or any violations of any ordinance, regulation, law, or statute of any governmental agency pertaining to the Project or any portion thereof.

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                  8.2      GENERAL PROVISIONS REGARDING SELLER'S REPRESENTATION
AND WARRANTIES. None of the representations and warranties made by Seller shall merge into any instrument of conveyance delivered at the Closing. For purposes of this Agreement, any representations and warranties made to the "Knowledge" of Seller shall be deemed to mean the actual knowledge of each and all of Christopher O. Carlton, without any independent investigation. Purchaser's obligation to close under this Agreement is conditioned and contingent upon delivery by Seller to Purchaser at the time of closing of a written certification and agreement specifying that the representations and warranties contained in SECTION 8.1 are true and correct in all material respects as of the Closing Date. All representations and warranties made by Seller shall survive for a period of six (6) months after the Closing Date.

                  8.3 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser warrants and represents that, to the best of Purchaser's knowledge and belief, the following statements are true and correct in all material respects as of the Contract Date:

                           8.3.1    AUTHORITY. The execution and delivery of
this Agreement by Purchaser, and the performance of this Agreement by Purchaser, have been duly authorized by Purchaser, and this Agreement is binding on Purchaser and enforceable against Purchaser in accordance with its terms. No consent of any creditor, investor, judicial or administrative body, Governmental Authority, or other governmental body or agency, or other party to such execution, delivery and performance by Purchaser is required and has not been obtained. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a breach of, default under, or acceleration of, any agreement to which Purchaser is a party or by which Purchaser is bound; or (ii) violate any restriction, court order, agreement or other legal obligation to which Seller is subject.

                           8.3.2    JUDGMENTS. There are no judgments, orders or
stipulations affecting Purchaser and, to Purchaser's Knowledge, there are no legal actions, suits or other legal or administrative proceedings pending or threatened which will affect Purchaser's ability to fulfill its obligations under this Agreement.

                           8.3.3    SOURCE OF FUNDS. Purchaser is familiar with
the source of funds for the Purchase Price of the Project and represents that, to Purchaser's Knowledge, all such funds are derived from legitimate business activities within the United States of America and/or from loans from a banking or financial institution chartered or organized within the United States of America, except as otherwise disclosed in writing by Purchaser to Seller at least five (5) days prior to the Closing Date.

                           8.3.4    ANTI-TERRORISM LAWS. Neither Purchaser (or
any person or entity that owns ten percent (10%) or more of the interests in Purchaser) nor any affiliate of Purchaser is subject to sanctions of the United States government or in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order") and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the "Patriot Act"). Neither Purchaser (or any person or entity that owns ten percent (10%) or more of the interests in Purchaser) nor any affiliate of Purchaser is a "Prohibited Person" which is defined as follows:

                           (A) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

                           (B) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions, of the Executive Order;

                           (C) a person or entity who commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

                           (D) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

                           8.3.5    COMPLIANCE WITH ANTI-TERRORISM LAWS. Neither
Purchaser (nor any person or entity that owns ten percent (10%) or more of the interests in Purchaser) or any affiliate of Purchaser is or will (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in, any transaction relating to any property or interest in property blocked pursuant to the Executive Order, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

                  8.4 GENERAL PROVISIONS REGARDING PURCHASER'S REPRESENTATION AND WARRANTIES. None of the representations and warranties made by Purchaser shall merge into any instrument of conveyance delivered at the Closing. For purposes of this Agreement, any representations and warranties made to the "Knowledge" of Purchaser shall be deemed to mean the actual knowledge of ANTHONY W. THOMPSON, without any independent investigation. Seller's obligation to close under this Agreement is conditioned and contingent upon delivery by Purchaser to Seller at the time of closing of a written certification and agreement specifying that the representations and warranties contained in
SECTION 8.3. are true and correct in all material respects as of the Closing Date. Purchaser shall remain liable to Seller for a period of six (6) months from and after the Closing Date with respect to any damages suffered by Seller as a result of such representations being false in any material respect as of the Closing Date or in the event any such representations or warranties were breached in any material respect as of the Closing Date.

         9. PRE-CLOSING COVENANTS OF SELLER. Seller hereby covenants with Purchaser as follows:

                  9.1 NEW LEASES. Following the expiration of the Inspection Period, if Purchaser has not terminated this Agreement, Seller shall neither amend any Lease, in any material respect, nor execute any new lease, license, or other agreement affecting the ownership or operation of the Project or for personal property, equipment, or vehicles, without Purchaser's prior written approval (which approval shall be deemed given if not disapproved in writing within five (5) business days following Seller's written request for approval).

                  9.2 CONTRACTS. Seller shall assign to Purchaser, and Purchaser shall assume, effective as of the Closing, all Contracts relating to the Project, unless, not less than fifteen (15) days prior to Closing, Purchaser directs that certain of such Contracts shall be terminated in accordance with their respective applicable contract terms. Seller shall use its reasonable, diligent and good faith efforts to (i) notify the vendors under the assigned contracts and obtain any necessary consent from such vendors and (ii) effect the termination of any contracts that Purchaser directs shall be terminated, as the case may be, in each case in accordance with their respective applicable contract terms. Following the expiration of the Inspection Period, if Purchaser has not terminated this Agreement, Seller shall not amend any Contract or enter into any new contract with respect to the ownership and operation of the Project that will survive the Closing, or that would otherwise affect the use, operation or enjoyment of the Project after Closing. If Purchaser's approval to any contract is requested, such approval shall be deemed given if not disapproved in writing within five (5) business days following Seller's request for approval.

                  9.3 INSURANCE. The current casualty insurance policies in effect with respect to the Project shall remain continuously in force through and including the Closing Date.

                  9.4 PRE-CLOSING EXPENSES. Except as otherwise specifically provided in this Agreement, Seller will pay in full, prior to Closing, all bills and invoices for labor, goods, material and services of any kind relating to the Project and incurred for or on behalf of Seller and utility charges, relating to the period prior to Closing.

                  9.5 ASSIGNMENT. Following the expiration of the Inspection Period, if Purchaser has not terminated this Agreement, neither Purchaser nor Seller shall assign, alienate, lien, encumber or otherwise transfer all or any part of the Project or any interest therein, without the written consent of the other party, except in the case of Permitted Assignees (as defined below). Purchaser shall have the right to assign its interest in this Agreement without the consent of the Seller, provided that such an assignment is limited such that the only "PERMITTED ASSIGNEES" are those entities which are controlled or managed by the Purchaser. In the event that the Purchaser does assign its interests in this Agreement to a Permitted Assignee, the Purchaser shall not be released from liability as to the performance of its obligations under this Agreement.

                  9.6 PROJECT MAINTENANCE. Seller shall maintain the Improvements in substantially the same physical condition as they were at the date of Purchaser's inspection, casualty, condemnation, or reasonable wear and tear excepted, and perform all normal maintenance from and after the Contract Date in substantially the same fashion as prior to the Contract Date. Seller shall operate the Project from and after the Contract Date in substantially the same manner as prior to the Contract Date.

                  9.7 TENANT ACTIONS. Between the date hereof and Closing, Seller shall provide Purchaser with copies of (a) any default letters sent by Seller to Tenants, (b) any copies of correspondence received from a Tenant that has notified Seller in writing that it is "going dark" or seeking to re-negotiate its lease, and (c) notices of bankruptcy filings received with respect to any Tenant, sent or received by Seller within the six (6) months prior to Closing.

         10. ASSIGNMENT OF SECURITY DEPOSITS. Each security deposit provided for under each Lease shall be fully assigned or credited to Purchaser as of the Closing. If and to the extent that any Tenant's security deposit is in the form of a letter of credit, then, prior to Closing, Seller shall cause such letter of credit to either be amended or reissued in order to name Purchaser as its beneficiary, and all original letters of credit (and any amendments thereto) shall be delivered to Purchaser at Closing.

         11. ADDITIONAL CONDITIONS PRECEDENT TO CLOSING. In addition to the other conditions enumerated in this Agreement, the following shall be additional Conditions Precedent to Purchaser's obligation to close hereunder:

                  11.1 PENDING ACTIONS. At Closing, there shall be no administrative agency, litigation or governmental proceeding of any kind whatsoever, pending or threatened, that was not pending or threatened on the last day of the Inspection Period and that, after Closing, would, in Purchaser's reasonable discretion, materially and adversely affect the value or marketability of the Project, or the ability of Purchaser to operate the Project in the manner it is being operated on the Contract Date.

                  11.2 UTILITIES. On the Closing Date, no moratorium or proceeding shall be pending or threatened that was not pending or threatened on the last day of the Inspection Period affecting the availability, at regular rates and connection fees, of sewer, water, electric, gas, telephone or other services or utilities servicing the Project.

                  11.3 BANKRUPTCY. As of the Closing Date, Seller shall not be the subject of any bankruptcy proceeding for which approval of this transaction has not been given and issued by the applicable bankruptcy court.

                  11.4 REPRESENTATIONS AND WARRANTIES. Except as disclosed by Seller and specifically accepted and agreed to by Purchaser in writing, all of the Representations and Warranties given by Seller in SECTION 8.1 shall be true in all material respects on the Closing Date (unless they only relate to a specific date). To the extent any representation made by Seller in SECTION 8.1 is accurate when made, but subsequently becomes inaccurate prior to Closing, such subsequent inaccuracy is disclosed to Purchaser and is not caused by an act, omission, or breach of any covenant under this Agreement by Seller, then such false representation, unless waived by Purchaser, shall be considered a failure of this closing condition, but shall not give rise to any action for specific performance or claim for monetary damages under SECTION 16.1.

                  11.5 COVENANTS PERFORMED. All covenants of Seller required to be performed on or prior to the Closing Date shall have been performed, in all material respects.

                  11.6 TITLE EVIDENCE. There shall be no change in the matters reflected in the Title Evidence.

                  11.7 TENANT BANKRUPTCY OR DEFAULT. No Major Tenant (as defined in Section 12.2) shall have filed bankruptcy or be the subject of involuntary bankruptcy, nor shall a Major Tenant have vacated its premises or given written notice of its intent to vacate its premises.

                  11.8 RECEIPT OF ESTOPPEL CERTIFICATES AND SNDAs. Purchaser shall have received Estoppel Certificates, as described in SECTION 12.2, and SNDAs substantially in a form provided by, or otherwise approved by, Purchaser.

         12.      LEASES-CONDITIONS PRECEDENT AND WARRANTIES WITH RESPECT
THERETO.

                  12.1 WARRANTIES AS TO LEASES. As a Condition Precedent to Purchaser's obligation to close hereunder, all of Leases shall be in full force and effect according to the terms set forth in such Lease, and except as otherwise disclosed to Purchaser, in writing (prior to the Approval Date), shall not have been modified, amended, or altered, in writing or otherwise.

                  12.2 ESTOPPEL CERTIFICATES FROM TENANTS. As a Condition Precedent to Purchaser's obligation to close hereunder, Seller shall have requested from each Tenant and shall have obtained from (a) Tenants occupying 4,300 square feet of the Project or more (the "MAJOR TENANTS") and (b) fifty percent (50%) of all remaining Tenants of the Project (measured by square footage occupied) (hereinafter collectively referred to as the "REQUIRED ESTOPPELS"), and delivered to Purchaser, no later than ten (10) days prior to the Closing Date (unless such 10 day period is shortened as provided below), an estoppel certificate (the "ESTOPPEL CERTIFICATE"), dated no earlier than 45 days prior to the Closing Date. Seller shall use reasonable, diligent and good faith efforts to obtain each such Estoppel Certificate substantially in a form provided by, or otherwise approved by, Purchaser (the "PURCHASER'S FORM CERTIFICATE") and delivered to Seller on or before the sixteenth (16th) day after the Contract Date; provided, however, that if Purchaser does not provide such Purchaser's Form Certificate on or before the sixteenth (16th) day after the Contract Date, then the date by which Seller must deliver the Required Estoppels pursuant to the preceding sentence shall be extended one day for each day that the delivery of the Purchaser's Form Certificate is late. If Seller (despite its diligent efforts) fails to obtain estoppels substantially on the Purchaser's Form Certificate from fifty percent (50%) of all remaining Tenants of the Project, Seller shall provide Purchaser with a landlord's estoppel certificate with respect to such lease(s) as are necessary in order to obtain the Required Estoppels, except that the representation as to no default by Tenant shall be made by the Landlord to the Knowledge of Seller. Seller shall not be permitted to provide a landlord's estoppel certificate in order to satisfy the requirement for an estoppel certificate with respect to any Major Tenant. Any Estoppel Certificate obtained in the form required by a Tenant's respective Lease shall be deemed to be a sufficient Estoppel Certificate and shall be included in determining if the Required Estoppels have been obtained. The Estoppel Certificates required from the United States of America Department of Homeland Security, f/k/a U.S. Customs, and the United States Department of Agriculture (hereinafter collectively referred to as the "US Government") shall be in such forms as that normally issued by the United Stated Government and shall be sufficient to satisfy the requirements of this Section 12.2.

                  12.3 PAYMENT OF LEASING COSTS. Except as otherwise expressly provided in this Agreement, Seller shall pay, and retains sole and exclusive responsibility for, all expenses incurred or imposed in connection with, or arising out of, the negotiation, execution and delivery of the Leases, including, without limitation, brokers' commissions (other than those applicable, if any, to expansions or renewals by Tenant which are entered into after Closing), leasing fees and recording fees (as well as the cost of all tenant improvements not paid for by Tenants), regardless of whether or not each and every of such expenses is actually due and payable prior to the Closing Date. Notwithstanding the preceding sentence to the contrary, with respect to any Lease entered into after the Contract Date, Purchaser and Seller shall share pro rata, based on the length of the initial term of such lease, all of the costs listed in the preceding sentence and incurred or to be incurred under such Lease. In addition, with respect to the Lease Amendment entered into with Shawcor, LLC and having an effective date of October 1, 2003, Seller is obligated to pay Shawcor, LLC upon request by Shawcor, LLC the product of $7.50 multiplied by the number of square feet of space leased to Shawcor, LLC. If all of such amount has not been paid to Shawcor, LLC prior to the Closing, then at Closing Purchaser shall receive a credit against the Purchase Price in an amount equal to the remaining amount due to Shawcor, LLC (as certified by Seller and as confirmed by such reasonable supporting documentation as may be requested Purchaser), and Purchaser shall assume the obligation to pay the remaining amounts due to Shawcor, LLC and shall indemnify Seller on account thereof in the assignment of leases described in
Section 13.1.5 and executed at Closing.

         13.      CLOSING DELIVERIES.

                  13.1 SELLER'S CLOSING DELIVERIES. At Closing (or such other times as may be specified below), Seller shall deliver or cause to be delivered to Purchaser the following, in form and substance reasonable acceptable to Purchaser:

                           13.1.1   DEED. Special Warranty Deed, executed by
Seller, in recordable form conveying the Project to Purchaser free and clear of all liens, claims and encumbrances except for the Permitted Exceptions.

                           13.1.2   BILL OF SALE. A quit-claim assignment and
Bill of Sale, executed by Seller, assigning, conveying and warranting to Purchaser all of Seller's title to the Personal Property and Inventory.

                           13.1.3   GENERAL ASSIGNMENT. An assignment, executed
by Seller, to Purchaser of all right, title and interest of Seller, if any, in and to the Intangible Personal Property (including, but not limited to, the Governmental Approvals). Seller makes no representations at all with respect to the name "2350 North Belt East."

                           13.1.4   ASSIGNMENT OF CONTRACTS. An assignment to,
and assumption by, Purchaser, executed by Seller and Purchaser, of those of the Contracts that Purchaser may elect in writing to assume on or prior to the Approval Date (the "ASSIGNED CONTRACTS"), with (i) the agreement of Seller to indemnify, protect, defend and hold Purchaser harmless from and against any and all claims, damages, losses, suits, proceedings, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising in connection with the Assigned Contracts and relating to the period of time prior to Closing and (ii) the corresponding assumption of all obligations under the Assigned Contracts relating to the period of time after the Closing and the agreement of Purchaser to indemnify Seller for claims arising in connection with the Assigned

Contracts and relating to the period of time after the Closing. Seller shall also assign all guarantees and warranties given to Seller in connection with the operation, construction, improvement, alteration or repair of the Project.

                           13.1.5   ASSIGNMENT OF LEASES. An assignment to, and
assumption by, Purchaser, executed by Seller and Purchaser, of the Leases (including all security deposits and/or other deposits thereunder), with the assumption and reciprocal indemnity provisions described in SECTION 13.1.4 above.

                           13.1.6   KEYS. Keys to all locks and combinations to
all security devices and safes located in the Project, to the extent in Seller's possession or control.

                           13.1.7   LETTERS TO TENANTS. Letters executed by
Seller and, if applicable, its management agent, addressed to the Tenants, in form prepared by Purchaser and reasonably approved by Seller, notifying the Tenants of the transfer of ownership and directing payment of all rents accruing after the Closing Date to be made to Purchaser or at its direction.

                           13.1.8   ORIGINAL DOCUMENTS. To the extent not
previously delivered to Purchaser, originals of the Leases, Assigned Contracts, and Governmental Approvals, to the extent in Seller's possession or control.

                           13.1.9   CLOSING STATEMENT. A closing statement,
executed by Seller and Purchaser, conforming to the proration and other relevant provisions of this Agreement.

                           13.1.10  PLANS AND SPECIFICATIONS. All plans and
specifications in Seller's possession and control.

                           13.1.11  ENTITY TRANSFER CERTIFICATE. Entity Transfer
Certification confirming that Seller is a "United States Person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

                           13.1.12  RENT ROLL. A Rent Roll, prepared as of the
Closing Date, certified by Seller to be true, complete and correct in all material respects through the Closing Date.

                           13.1.13  TAX BILLS. Copies of the most currently
available Tax Bills to the extent not previously delivered to Purchaser.

                           13.1.14  CLOSING CERTIFICATE. A certificate, signed
by Seller, certifying to the Purchaser that the representations and warranties of Seller contained in SECTION 8.1 are true and correct as of the Closing Date, or, if no longer true, explaining such fact in reasonable detail.

                           13.1.15  OTHER. Such other documents and instruments
as may reasonably be required by Purchaser or the Title Company and that may be necessary to consummate this transaction and to otherwise effect the agreements of the parties hereto.

                  13.2 PURCHASER'S CLOSING DELIVERIES At Closing (or such other times as may be specified below), Purchaser shall deliver or cause to be delivered to Seller the following, in form and substance reasonable acceptable to Seller:

                           13.2.1   ASSIGNMENT OF CONTRACTS. The Assignment of
Contracts described in SECTION 13.1.4 above.

                           13.2.2   ASSIGNMENT OF LEASES. The Assignment of
Leases described in SECTION 13.1.5 above.

                           13.2.3   CLOSING STATEMENT. The Closing Statement
described in SECTION 13.1.9 above.

                           13.2.4   CLOSING CERTIFICATE. A certificate, signed
by Purchaser, certifying to the Seller that the representations and warranties of Purchaser contained in SECTION 8.3 are true and correct as of the Closing Date, or, if no longer true, explaining such fact in reasonable detail.

                           13.2.5   OTHER. Such other documents and instruments
as may reasonably be required by Seller or the Title Company and that may be necessary to consummate this transaction and to otherwise effect the agreements of the parties hereto.

         14. PRORATIONS AND ADJUSTMENTS. The following shall be prorated and adjusted between Seller and Purchaser as of the Closing Date, except as otherwise specified:

                  14.1 The amount of all security and other Tenant deposits required to be held pursuant to the Leases, and interest due thereon, if any, shall be credited to Purchaser.

                  14.2 Water, electricity, sewer, gas, telephone and other utility charges based, to the extent practicable, on final meter readings and final invoices.

                  14.3 Amounts paid or payable under the Assigned Contracts shall be prorated.

                  14.4 All real estate, personal property and ad valorem taxes for the current year applicable to the Project shall be prorated utilizing actual final tax bills, if available prior to Closing. If such bills are not available, then such taxes shall be prorated on the basis of the most currently available tax bills for the Project and promptly re-prorated upon the issuance of final bills therefor, and any amounts due from any party to the other shall be paid in cash at that time. Prior to or at Closing, Seller shall pay or have paid all tax bills that are due and payable prior to or on the Closing Date and shall furnish evidence of such payment to Purchaser and the Title Company.

                  14.5 All assessments, general or special, shall be prorated as of the Closing Date, with Seller being responsible for any installments of assessments which are due prior to the Closing Date and Purchaser being responsible for any installments of assessments which are due on or after the Closing Date.

                  14.6 Commissions of leasing and rental agents and tenant improvement allowances for any Leases entered into subsequent to the Contract Date in accordance with SECTION 8.1.9 shall be prorated as provided in SECTION
14.3 as of the Closing Date.

                  14.7 All base rents and other charges, including, without limitation, all additional rent, shall be prorated at Closing. At the time(s) of final calculation and collection from the Tenants of additional rent and other items based on annual totals for 2003, there shall be a re-proration between Seller and Purchaser as to adjustments of additional rent and such other items, with such re-prorations being payable to the appropriate recipient. Such re-proration shall be paid, with respect to calendar year 2003, upon Seller's presentation of its final accounting to Purchaser, certified as to accuracy by Seller not later than April 30, 2004, and, with respect to calendar year 2004, upon Purchaser's presentation of its final accounting to Seller, certified as to accuracy by Purchaser not later than April 30, 2005. At the Closing, no "DELINQUENT RENTS" (all rents or other charges that have not been collected as of the Closing Date other than those due from any Tenant which are paid in arrears and other than any additional rent "true up" for calendar year 2003) shall be prorated in favor of Seller. Notwithstanding the foregoing, Purchaser shall use reasonable efforts after the Closing Date to collect any Delinquent Rents due to Seller from Tenants, but Purchaser shall not be required to sue the Tenants (nor shall Seller be entitled to sue or otherwise pursue any Tenant for Delinquent Rents). Other than any additional rent "true up" for calendar year 2003, all rents and other charges received by (or for the benefit of) Purchaser from any Tenants after the Closing shall be first applied against current and past due obligations owed to, or for the benefit of, Purchaser, and any excess shall be delivered to Seller, but only to the extent of amounts in default and owed to, and for the benefit of, Seller for the period prior to the Closing Date. In no event, however, shall any sums be paid to Seller to the extent Seller has been previously reimbursed for such default out of any security deposit and security deposits have been appropriately prorated hereunder. Any additional rent "true up" for calendar year 2003 received by (or for the benefit of) Purchaser from any Tenants after the Closing shall be delivered to Seller. Rent from the US Government shall be prorated at time of Closing by assuming that the entire base rent for the month of closing will be paid by the US Government in the month after Closing, and crediting to Seller its proportionate share of such rent.

                  14.8 Such other items that are customarily prorated in transactions of this nature shall be ratably prorated.

                  For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Project, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed as of the Closing Date. The amount of such prorations shall he adjusted in cash after Closing, as and when complete and accurate information becomes available. Seller and Purchaser agree to cooperate and use their good faith and diligent efforts to make such adjustments no later than 30 days after the Closing, except as otherwise provided above with respect to taxes and additional rent. Items of income and expense for the period prior to the Closing Date will be for the account of Seller and items of income and expense for the period on and after the Closing Date will be for the account of Purchaser. Bills received after Closing that relate to expenses incurred, services performed or other amounts allocable to the period prior to the Closing Date shall be

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

paid by Seller. Any amounts not so paid by Seller may be set off against amounts (if any) otherwise due Seller hereunder. The obligations of the parties pursuant to this SECTION 14 shall survive the Closing and shall not merge into any documents of conveyance delivered at Closing.

         15. CLOSING EXPENSES. Purchaser will pay for any UCC searches (including any and all "date downs" thereto), the fees of Purchaser's attorney, one-half of any escrow costs hereunder, and any premium required for deletion of the "survey exception" to the Title Policy. Seller will pay for the entire cost of the Survey, the entire cost of the Title Policy and Title Commitment (other than any premium required for deletion of the "survey exception" to the Title Policy), any fees associated with prepayment of debt encumbering the Project, any fees and taxes associated with recording the conveyance documents, the fees of Seller's attorney, the entire cost of the documentary and state, county and municipal transfer taxes relating to the instruments of conveyance contemplated herein, and one-half of the cost of any escrows hereunder.

         16. DESTRUCTION, LOSS OR DIMINUTION OF PROJECT. If, prior to Closing, all or any portion of the Project is damaged by fire or other natural casualty (collectively "DAMAGE"), or is taken or made subject to condemnation, eminent domain or other governmental acquisition proceedings (collectively "EMINENT DOMAIN"), then the following procedures shall apply:

                                    (a)      If the aggregate cost of repair or
                  replacement of the Damage is $75,000.00 or less, in the opinion of Purchaser's and Seller's respective engineering consultants, Purchaser shall close and take the Project as diminished by such events, subject to a reduction in the Purchase Price applied against the cash otherwise due at the Closing, in the full amount of the repair and/or replacement. Any casualty insurance shall be the sole property of Seller.

                                    (b)      If the aggregate cost of repair
                  and/or replacement is greater than $75,000.00, in the opinion of Purchaser's and Seller's respective engineering consultants, or in the event of an Eminent Domain, then either Purchaser or Seller, at its sole option, may elect either to
                  (i) terminate this Agreement by written notice to the other in which event the provisions of SECTION 24.7 governing a permitted termination by Purchaser shall apply; or (ii) proceed to close subject to (1) a reduction on the Purchase Price of $75,000.00, applied against the cash otherwise due at Closing; together with (2) an assignment of the proceeds of Seller's casualty insurance for all Damage (or condemnation awards for any Eminent Domain) in excess of $75,000.00, plus the cash amount of any associated deductible. In such event, Seller shall fully cooperate with Purchaser in the adjustment and settlement of the insurance, claim.

                                    (c)      In the event of a dispute between
                  Seller and Purchaser with respect to the cost of repair and/or replacement with respect to the matters set forth in this
                  SECTION 15, an engineer designated by Seller and an engineer designated by Purchaser shall select an independent engineer licensed to practice in the jurisdiction where the Project is located who shall resolve such dispute. All fees, costs and expenses of such third engineer so selected shall be shared equally by Purchaser and Seller.

         17.      DEFAULT.

                  17.1 DEFAULT BY SELLER. If any of Seller's representations and warranties contained herein shall not be true and correct in all material respects on the Contract Date or, as modified by the certificate given, at Closing, on the Closing Date, or if Seller shall have failed to perform any of the covenants and agreements contained herein to be performed by Seller (including Seller's obligation to close), Purchaser may elect either to (i) terminate Purchaser's obligations under this Agreement by written notice to Seller with a copy to Escrowee, in which event the Earnest Money, together with all interest, earned thereon, shall be returned to Purchaser, or (ii) file an action for specific performance. Seller hereby covenants and agrees that in the event that (A) Purchaser elects option (i) above and (B) as a result of, due to, or because of any willful or intentional act of Seller any of the material covenants and agreements imposed on Seller under this Agreement are not performed by Seller; Purchaser may (in addition to any and all other remedies of Purchaser hereunder) file an action for damages actually suffered by Purchaser by reason of Seller's default; provided, however, that in no event shall Purchaser be entitled to damages in excess of $75,000. The provisions of this
SECTION 16.1 shall survive the Closing or any termination of this Agreement, whichever is applicable. Nothing in this SECTION 16.1 shall be deemed to in any way limit or prevent Purchaser from exercising any right of termination provided to Purchaser elsewhere in this Agreement. Notwithstanding the foregoing, in the event Seller defaults in any of its post-closing obligations under SECTION 14 or
SECTION 22 hereof, Purchaser shall have all of its remedies at law or in equity on account of such default.

                  17.2 DEFAULT BY PURCHASER. In the event Purchaser defaults in its obligations to close the purchase of the Project, then Seller's sole and exclusive remedy shall be to cause the Escrowee to deliver the Earnest Money, together with all interest earned thereon, to Seller, the amount thereof being fixed and liquidated damages, it being understood that Setter's actual damages in the event of such default are difficult to ascertain and that such proceeds represent the parties' best current estimate of such damages. Seller shall have no other remedy for any default by Purchaser; provided, however that, notwithstanding the foregoing, in the event Purchaser defaults in any of its post-closing obligations under SECTION 14 or SECTION 22 hereof, Seller shall have all of its remedies at law or in equity on account of such default.

         18. SUCCESSORS AND ASSIGNS. The terms, conditions and covenants of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective nominees, successors, beneficiaries and assigns; provided, however, except for Leases entered into pursuant to SECTION 9, no conveyance, assignment or transfer of any interest whatsoever in or to the Project or of this Agreement shall be made by Seller during the term of this Agreement. Purchaser may not assign all or any of its right, title and interest under this Agreement without the Seller's prior written consent, which consent shall not be unreasonably withheld or delayed.

         19. LITIGATION. In the event of litigation between the parties with respect to the Project, this Agreement, the performance of their respective obligations hereunder or the effect of a termination under this Agreement, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation, including, but not limited to, reasonable attorneys' fees of counsel selected by the prevailing party. Notwithstanding any provision of this Agreement to the contrary, the obligations of the parties under this SECTION 19 shall survive termination of this Agreement.

         20. NOTICES. Any notice, demand or request which may be permitted, required or desired to be given in connection herewith shall be given in writing and directed to Seller, Purchaser, and Escrowee as follows:

         Seller:                          Goddard Investment Group, LLC
                                          Attn: Christopher O. Carlton
                                          3390 Peachtree Road N.E., Suite 1200
                                          Atlanta, Georgia 30326-2821
                                          Fax: (404) 442-5501

         With a copy to its attorneys:    King & Spalding LLP
                                          191 Peachtree Street,
                                          Atlanta, Georgia 30303
                                          Attn: Joshua M. Kamin
                                          Fax: (404) 572-4849

         Purchaser:                       Anthony W. Thompson
                                          Triple Net Properties, LLC
                                          1551 N. Tustin Avenue, Suite 200
                                          Santa Ana, California 92705
                                          Fax: (714) 667-6860

         With a copy to:                  Louis J. Rogers, Esq.
                                          Hirschler Fleischer
                                          701 East Byrd Street, 15th Floor
                                          Richmond, Virginia 23219
                                          Fax: (804) 644-0957

         Escrowee:                        Michelle Mesh
                                          Commonwealth Land Title Insurance
                                          Company
                                          350 Commerce Drive, Suite 150
                                          Irvine, California 92602
                                          Fax: (714) 450-7217

                                          and received (i) the same day when
                                          personally with a commercial overnight
                                          courier; or (iii) the with a copy sent
                                          by commercial overnight courier.

                                          is for the benefit only of the parties
                                          hereto and their as permitted in
                                          SECTION 18 and no other person receive
                                          any benefit herefrom or enforce
                                          against any

         22.      BROKERAGE.

                  22.1 REPRESENTATIONS REGARDING BROKERS. Except as specifically set forth in SECTION 22.2 hereof, Seller and Purchaser each represent and warrant to the other that neither has employed, retained or consulted any broker, agent, or finder in carrying on the negotiations in connection with this Agreement or the purchase and sale referred to herein, and Seller and Purchaser each hereby indemnify and hold the other harmless from and against any and all claims, demands, causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorneys' fees incurred in connection with the enforcement of this indemnity) which may be asserted or recovered against the indemnified party on account of any brokerage fee, commission or other compensation arising by reason of the indemnitor's breach of this representation and warranty. The obligations of the parties pursuant to this SECTION 22.1 shall survive the Closing or any earlier termination of this Agreement.

                  22.2 BROKERS' COMMISSION. Seller and Purchaser acknowledge that CB Richard Ellis, Inc. has acted as the Seller's Broker (the "SELLER'S BROKER") and Triple Net Properties Realty, Inc. has acted as the Purchaser's Broker (the "PURCHASER'S BROKER") in connection with the sale of the Property by Seller to Purchaser. Seller hereby agrees that, upon final consummation of the transaction contemplated herein, Seller shall pay to Seller's Broker a commission in accordance with the terms of a separate agreement, and Seller shall pay to Purchaser's Broker a commission in the sum of Four Hundred Thousand and 00/100 Dollars ($400,000.00).

                  22.3 EXECUTION. Purchaser's Broker has executed this Agreement for the purpose of acknowledging and agreeing to the amount and the method of payment of the commission to be paid and for the purpose of agreeing that no real estate commission shall be earned by it or due it in any event, until such time as and unless the sale contemplated herein is closed. Purchaser's Broker hereby indemnifies and agrees to hold harmless Seller and Purchaser from and against any and all claims, damages, actions or causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorneys' fees) which may be asserted or recovered against them on account of any brokerage fee, commission or other compensation which may be asserted or claimed by any other broker acting with, or alleging to be acting with, by or through Purchaser's Broker in connection with this Agreement or the sale and purchase of the Property.

                  22.4 SURVIVAL OF SECTION 22. This SECTION 22 shall survive the Closing or any earlier termination of this Agreement.

         23. FURTHER ASSURANCES. Seller and Purchaser shall use their reasonable, diligent and good faith efforts, and shall reasonably cooperate with and assist the other in its efforts, to obtain or cause to be obtained, any and all consents and approvals of third parties (including, but not limited to, governmental authorities) that may be necessary in connection with the transaction contemplated hereby. Seller and Purchaser agree to (i) furnish to, or cause to be furnished to, the other party such documents or further assurances, and (ii) perform, or cause to be performed, such undertakings as the other party may reasonably request at any time in connection with (x) the transaction contemplated by, and (y) the respective obligations of Seller and Purchaser, as the case may be, set forth in, this Agreement.

         24.      MISCELLANEOUS.

                  24.1 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals are merged into this Agreement. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing executed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument, but the execution of Purchaser's Broker shall not be required unless SECTION 22 is being amended.

                  24.2 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

                  24.3 LEGAL HOLIDAYS. If any date herein set forth for the performance of any obligations by Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "LEGAL HOLIDAY" means any state or federal holiday for which financial institutions or post offices are generally closed for observance thereof in Texas.

                  24.4 CONSTRUCTION. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Purchaser have contributed substantially and materially to the preparation of this Agreement. The headings of various Sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

                  24.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas.

                  24.6 PARTIAL INVALIDITY. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or unenforceability of any one provision shall not affect the validity or enforceability of any other provision hereof.

                  24.7 PERMITTED TERMINATION. In the event that Purchaser exercises any right it may have hereunder to terminate this Agreement, the Earnest Money, less the sum of $100.00, which shall be paid to Seller out of the Escrow as independent consideration for entering into this Agreement, shall be returned to Purchaser, this Agreement shall automatically terminate and neither party shall have any further liability hereunder except for any provision hereof that expressly survives any termination of this Agreement.

                  24.8 CONFIDENTIALITY. During the term of this Agreement, and at all times thereafter, Seller and Purchaser shall use commercially reasonable efforts not to, in any manner, either directly or indirectly, divulge, disclose or communicate any of the details or any proprietary information of the other party obtained during the course of due diligence. Nothing contained in this Section shall prevent (i) disclosure of such information to each party's attorneys, lenders, sources of capital for the transaction, other people or entities necessary for decisions or actions hereunder, and agents of each of the foregoing as any such party may require; or (ii) the public disclosure of such information as Purchaser, in its good faith, reasonable judgment, determines necessary to comply with disclosure requirements, applicable law, or necessary to avoid false and misleading statements or omissions (provided that such disclosure may not, in any event, contain financial information regarding tenants which Seller has received in confidence, unless Purchaser has obtained the information from an alternative source).

                  24.9 TAX-DEFERRED LIKE-KIND EXCHANGE. Purchaser acknowledges that Seller is or may be seeking an exchange qualifying for tax-deferred like-kind exchange treatment under Section 1031 of the Internal Revenue Code of 1986, as amended, with respect to the transfer (in whole or in part) by Seller to Purchaser of the Project. Purchaser agrees to cooperate with any reasonable request of Seller in structuring the transfer of the Project to Purchaser in a manner so that the sale of the Project to Purchaser may qualify for tax-deferred like-kind exchange treatment under Section 1031 of the Internal Revenue Code, as amended, provided that Seller shall be responsible for preparing all documents required to effect such exchange and for all transaction costs associated with the acquisition of the exchange properties and their conveyance to Purchaser and provided further that Seller shall reimburse Purchaser for all costs and expenses incurred by Purchaser, including reasonable legal fees, to review all such documents and otherwise to accommodate Seller's desire to effect such exchange. Purchaser's agreement to accommodate such an exchange shall be limited as follows:

                           24.9.1   No CONVEYANCE. Purchaser shall not be
required to take title to the exchange property, nor incur any liability or obligations in connection with the exchange.

                           24.9.2   EXPRESS EXCULPATION: INDEMNITY. All
agreements, options, certificates or other documents which Seller requests Purchaser to execute in accommodation of Seller shall expressly exculpate Purchaser from any liability thereunder. Seller hereby indemnifies, protects, defends and holds Purchaser harmless from and against any and all losses, damages, claims, causes of action, judgments, damages, costs and expenses that Purchaser actually suffers or incurs as a result of the exchange. Seller's obligations under this SECTION 24.9.2 shall survive the Closing and any termination of this Agreement.

                           24.9.3   No CONDITION PRECEDENT. The consummation of
an exchange is not a condition precedent to Seller's obligations under this Agreement and in no manner shall result in the extension of any time periods under this Agreement, including the Closing Date.

                           24.9.4   NO REPRESENTATIONS AS TO TAX EFFECT. In no
event shall Purchaser be required to make, and in no event shall this Section be construed to imply that Purchaser has made, any representation or warranty to Seller with respect to the tax effect of the transfer of the Project by Seller to Purchaser and Purchaser assumes no responsibility for the tax effects of the transaction represented by this Agreement.

                           24.9.5   COOPERATION WITH AUDIT. The Seller
acknowledges that Purchaser intends to assign all of its rights, title and interest in and to this Agreement. The assignee may be a publicly registered company ("Registered Company") promoted by the Purchaser. The Seller acknowledges that it has been advised that if the purchaser is a Registered Company, the assignee is required to make certain filings with the Securities and Exchange Commission (the "SEC Filings") that related to the most recent pre-acquisition fiscal year (the "Audited Year") for the Property. To assist the assignee in preparing the SEC Filings, the Seller agrees to provide the assignee with the following:

                                    (a)      Access to bank statements for the
                  Audited year;

                                    (b)      Rent Roll as of the end of the
                  Audited Year;

                                    (c)      Operating Statements for the
                  Audited Year;

                                    (d)      Access to the general ledger for
                  the Audited Year;

                                    (e)      Cash receipts schedule for each
                  month in the Audited Year;

                                    (f)      Access to invoice for expenses and
                  capital improvements in the Audited Year;

                                    (g)      Copies of all insurance
                  documentation for the Audited Year; and

                                    (h)      Copies of accounts receivable aging
                  as of the end of the Audited Year and an explanation for all accounts over 30 days past due as of the end of the Audited Year.

The provisions of this Section 24.9.5 shall survive the Close of Escrow.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Purchase and Sale on the date first above written.

CONTRACT DATE: January 21, 2004.

                                      SELLER:

                                      350 NORTH BELT, L.P., a Georgia limited
                                      partnership

                                      By:     GIG-2350 North Belt, L.P., a
                                              Georgia limited partnership

                                              By: /s/ Robert C. Goddard
                                                  ------------------------------
                                                  Robert C. Goddard, III
                                              Its: General Partner

                                      PURCHASER:

                                      TRIPLE NET PROPERTIES, LLC, a Virginia
                                      limited liability company

                                      By: /s/ Diana M. Laing
                                          -------------------------------------
                                      Print Name: DIANA M. LAING
                                      Its: CFO